SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: August 31, 2007

(Date of earliest event reported)

INCENTRA SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-16031 (Commission File No.)	86-0793960 (I.R.S. Employer Identification No.)

1140 Pearl Street

Boulder, Colorado 80302

(Address of principal executive offices; zip code)

(303) 449-8279

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

In connection with the closing of our acquisition of Sales Strategies, Inc. (d/b/a SSI hubcity), a New Jersey corporation (“SSI”), on September 5, 2007, as discussed in Item 2.01 below, we entered into several material agreements. The material agreements include a stock purchase agreement, an unsecured promissory note, a registration rights agreement, and an employment agreement. The descriptions of such agreements contained in Item 2.01 below are incorporated herein by reference.

The above description of the above material agreements is not a complete description of all of the terms of such material agreements and is qualified in its entirety by reference to the actual agreements, copies of which are included as an exhibit to this Current Report on Form 8-K.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 5, 2007 (the “Closing Date”), we acquired SSI, a provider of IT and secure data center solutions to mid-tier enterprises and Fortune 1000 companies, pursuant to a Stock Purchase Agreement, dated August 31, 2007, between Thomas Kunigonis as sole shareholder of SSI and our company (the “Purchase Agreement”).

The initial purchase price was approximately $6.0 million, subject to certain post-closing working capital adjustments in the event that working capital as of August 31, 2007 is less than $1.0 million. The price paid at closing included $4.75 million in cash, an unsecured promissory note in the amount of $250,000, and 1,369,863 unregistered shares of our common stock.

Of the $4.75 million paid in cash, $475,000 was placed into escrow to secure certain working capital and indemnification obligations of SSI, which funds will be released as soon as practical but within fifteen (15) days after all parties have agreed upon the Closing Statement according to the terms of the Escrow Agreement, dated as of August 31, 2007, between our company, Mr. Kunigonis, and JPMorgan Chase Bank, N.A. The cash amounts paid at closing were provided by proceeds from our Term Loan Facility from Calliope Capital Corporation, the terms of which were previously disclosed in our current report on Form 8-K, dated August 17, 2007.

In conjunction with the acquisition of SSI, SSI entered into a three (3) year employment agreement with Mr. Kunigonis, pursuant to which he will serve as President of SSI. The agreement provides for a base salary of $333,333 per year, as well as other standard benefits and terms regarding termination and change of control. Mr. Kunigonis also signed a five (5) year non-compete and non-solicitation covenant.

The Purchase Agreement contains an earn-out provision which provides that Mr. Kunigonis can earn up to $3.0 million in additional consideration based on the achievement of EBITDA greater than a minimum threshold of $1.5 million, in each of the three twelve (12) calendar month periods following the closing date and beginning on October 1, 2007. Annual EBITDA must be $2.0 million or greater to achieve full payout in each measurement period. The amount is payable two dollars ($2.00) for each one dollar ($1.00) that EBITDA is in excess of $1.5 million up to a maximum amount of $1.0 million in earn-out per measurement period. However, in the event EBITDA does not exceed $1.5 million in any of one of the individual measurement periods, there shall be no earn-out payable for that particular measurement period. The earn-out is payable 33% in cash and 67% in unregistered shares of common stock of our company and shall be paid within ninety (90) days after the end of the applicable measurement period. The number of shares to be issued shall be determined by dividing two-thirds (2/3) of the total measurement period earn out payment by the per share fair market value of our common stock. The per share fair market value of our unregistered common stock shall be the average closing price of our common stock, as reported on Bloomberg L.P. on the Principal Market, for the five (5) consecutive trading days ending on the last day of the applicable measurement period.

If EBITDA for any of the individual measurement periods is less than $2.0 million and the aggregate EBITDA for the three measurement periods is greater than $4.5 million, we will re-measure the earn-out amount payable based upon the three measurement periods’ aggregate EBITDA amount, less $4.5 million, multiplied by two, less the actual measurement period earn-out payments already paid, subject to the maximum payment of $3.0 million. Any earn-out payable upon such re-measurement shall be payable 33% in cash and 67% in stock of our company. The number of shares of our common stock to be issued shall be determined by dividing two-thirds (2/3) of the adjusting earn-out payment by the per share fair market value of our common stock as determined using the average closing price of our common stock, as reported on Bloomberg L.P. on the Principal Market, for the five (5) consecutive trading days ending on the last day of the third Measurement Period.

If the aggregate EBITDA over the three measurement periods exceeds six million dollars ($6,000,000.00), Mr. Kunigonis shall be entitled to receive a bonus earn-out payment equal to fifty percent (50%) of the amount by which aggregate EBITDA over the three measurement periods exceeds six million dollars ($6,000,000.00) . The bonus earn-out payment- shall be payable 33% in cash and 67% in shares of common stock of our company. The number of shares of our common stock to be issued shall be determined using the formula described above.

In the event the Mr Kunigonis resigns his position without good reason during any easurement eriod, he shall receive a pro rata share of the earn-out payment for the measurement period during which he resigned and shall forfeit any earn-out payment for any future period. In the event Mr. Kunigonis is terminated for cause, he shall forfeit any earn-out payment for the measurement period in which he was terminated and for any future measurement period.

Pursuant to a Registration Rights Agreement dated as of August 31, 2007 between Mr. Kunigonis and our company, Mr Kunigonis was granted registration rights covering the shares of common stock issued to him in the transaction. Under such agreement, at any time after August 31, 2009, we will be obligated to file a registration statement covering the resale of such shares upon the request of Mr. Kunigonis.

Further, our company issued an unsecured promissory note to Mr. Kunigonis in the amount of $250,000, dated August 31, 2007. The terms of the note include an annual interest rate of five and one-quarter percent (5 ¼%) with twelve equal payments of principal and interest in the amount of $22,653.15 to be paid commencing December 1, 2007. Eleven remaining payments will be due on the first day of each March, June, September, and December during the period beginning on January 1, 2008, and ending September 1, 2010.

PageMill Partners LLC acted as our exclusive mergers and acquisitions advisor in the transaction and, in consideration of its services, we paid a fee of $420,000 in cash.

On September 6, 2007 we issued a press release in connection with the transactions set forth in item 2.01 above, a copy of which is attached hereto as exhibit 99.1.

The above description of the transaction and material agreements is not a complete description of all of the terms of such material agreements and is qualified in its entirety by reference to the actual agreements, a copy of which are included as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The descriptions of the promissory note and the earn-out provision under the stock purchase agreement disclosed in Item 2.01 are incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales Of Equity Securities

In connection with the transaction described in Item 2.01, we issued shares of our common stock to the shareholder of SSI. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance, and the Shareholder represented to us that he is an “accredited investor,” as defined in the Securities Act of 1933.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial Statements, if any, required by this item will be provided within the time period prescribed by this item.

(b) Pro Forma Financial Information

Pro Forma Financial Information, if any, required by this item will be provided within the time period prescribed by this item.

(c) Exhibits

Number	Documents

10.1	Sales Strategies, Inc. Stock Purchase Agreement, dated as of August 31, 2007, by and between Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.2	First Amendment to Stock Purchase Agreement, dated as of August 31, 2007, by and among Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.3	Second Amendment to Stock Purchase Agreement, dated as of September 5, 2007, by and among Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.4	Third Amendment to Stock Purchase Agreement, dated as of September 5, 2007, by and among Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.5	Unsecured Promissory Note, dated as of August 31, 2007, by and among Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr. as the sole shareholder of Sales Strategies, Inc.

10.6	Registration Rights Agreement, dated as of August 31, 2007, between Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.7	Escrow Agreement, dated as of August 31,2007, by and among Incentra Solutions, Inc., Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc., and JPMorgan Chase Bank, N.A., as escrow agent.

10.8	Employment Agreement, dated as of August 31, 2007, by and between Sales Strategies, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

99.1	Press Release, dated as of September 6, 2007, announcing our acquisition of Sales Strategies, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INCENTRA SOLUTIONS, INC.

Date: September 7, 2007	By:	/s/ Thomas P. Sweeney III
Thomas P. Sweeney III
Chief Executive Officer

Exhibit Index

Number	Documents

10.1	Sales Strategies, Inc. Stock Purchase Agreement, dated as of August 31, 2007, by and between Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.2	First Amendment to Stock Purchase Agreement, dated as of August 31, 2007, by and among Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.3	Second Amendment to Stock Purchase Agreement, dated as of September 5, 2007, by and among Incentra Solutions, Inc., and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.4	Third Amendment to Stock Purchase Agreement, dated as of September 5, 2007, by and among Incentra Solutions, Inc., and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.5	Unsecured Promissory Note, dated as of August 31, 2007, by and among Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.6	Registration Rights Agreement, dated as of August 31, 2007, between Incentra Solutions, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

10.7	Escrow Agreement, dated as of August 31, 2007, by and among Incentra Solutions, Inc., Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc., and JPMorgan Chase Bank, N.A. as escrow agent.

10.8	Employment Agreement, dated as of August 31, 2007, by and between Sales Strategies, Inc. and Thomas G. Kunigonis, Jr., as the sole shareholder of Sales Strategies, Inc.

99.1	Press Release, dated as of September 6, 2007, announcing our acquisition of Sales Strategies, Inc.